Exhibit 1.1

[CHINESE EASTERN AIRLINES CORPORATION LIMITED LOGO]

(A joint stock limited company incorporated in the People’s Republic of China (the “PRC”) with limited liability)

(Stock code: 670)

ANNOUNCEMENT

The Company hereby announces the proposed appointments of its PRC domestic auditors and international auditors for the financial year ending 31st December, 2006.

China Eastern Airlines Corporation Limited (the “Company”) hereby announces that in order to enhance the Company’s auditing and financial reporting functions, a tender has been made in respect of the appointments of the Company’s auditors for the financial year ending 31st December, 2006. The tender was recently completed. At a meeting of the Company’s board of directors held on 12th May, 2006, it was decided that [CHINESE CHARACTERS] (Shanghai Zhonghua Certified Public Accountants) (“Shanghai Zhonghua CPAs”), the Company’s PRC domestic auditors for the financial year ended 31st December, 2005, would not be re-appointed as its PRC domestic auditors for the financial year ending 31st December, 2006, and that [CHINESE CHARACTERS] (PricewaterhouseCoopers Zhong Tian CPAs Limited Company) was selected based on the tender results and was proposed to be appointed to take such place. PricewaterhouseCoopers, Certified Public Accountants, the Company’s international auditors for the financial year ended 31st December, 2005, are proposed to be re-appointed as its international auditors for the financial year ending 31st December, 2006. The above proposed appointments of the Company’s auditors are subject to approval by shareholders of the Company at its forthcoming 2005 annual general meeting to be held on 28th June, 2006.

Shanghai Zhonghua CPAs have provided a confirmation that there are no specific matters that need to be brought to the attention of the Company’s shareholders.

By order of the board of directors of
[CHINESE CHARACTERS]
CHINA EASTERN AIRLINES
CORPORATION LIMITED
Luo Zhuping
Director and Company Secretary

The Company’s directors, as at the date hereof, are:

Li Fenghua (Chairman, Executive Director)
Luo Chaogeng (President, Executive Director)
Cao Jianxiong (Non-executive Director)
Wan Mingwu (Vice President, Executive Director)
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)
Hu Honggao (Independent non-executive Director)
Peter Lok (Independent non-executive Director)
Wu Baiwang (Independent non-executive Director)
Zhou Ruijin (Independent non-executive Director)
Xie Rong (Independent non-executive Director)

Shanghai, the PRC
12th May, 2006

Please also refer to the published version of this announcement in the China Daily.